OTTER TAIL CORPORATION
2023 STOCK INCENTIVE PLAN
2023 RESTRICTED STOCK AWARD AGREEMENT
FOR DIRECTORS

    This Restricted Stock Award Agreement is between Otter Tail Corporation, a Minnesota corporation (the “Corporation”), and the person named in the attached Restricted Stock Award Certificate for Directors who is a Non-employee Director (“Director”) of the Corporation effective as of the date of grant (the “Grant Date”) set forth in the attached Restricted Stock Award Certificate for Directors.

    WHEREAS, the Corporation, pursuant to the Otter Tail Corporation 2023 Stock Incentive Plan (the “Plan”), wishes to award to the Director a number of the Corporation’s common shares, par value $5.00 per share (the “Shares”), subject to certain restrictions and on the terms and conditions contained in this Agreement and in the attached Restricted Stock Award Certificate for Directors, which is made a part hereof.

    NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Corporation and the Director hereby agree as follows:

1.Award of Restricted Stock. The Corporation hereby grants to the Director, effective as of the Grant Date, an award of restricted stock for that number of Shares set forth in the attached Restricted Stock Award Certificate for Directors (the “Shares”), on the terms and conditions set forth in this Agreement, the Restricted Stock Award Certificate for Directors and the Plan.

2.Rights of the Director with Respect to the Shares. With respect to the Shares, the Director shall be entitled at all times on and after the date of issuance of the Shares to exercise the rights of a shareholder of Shares of the Corporation, including the right to vote the Shares and the right to receive dividends thereon as provided in Section 8 hereof, unless and until the Shares are forfeited pursuant to Section 5(b) hereof. The rights of the Director with respect to the Shares shall remain forfeitable at all times prior to the date or dates on which such rights become vested, and the restrictions with respect to the Shares lapse, in accordance with Section 3, 4 or 5(a) hereof.

3.Vesting. Subject to the terms and conditions of this Agreement, the Shares shall vest, and the restrictions with respect to the Shares shall lapse, in installments on the dates and in the amounts set forth in the attached Restricted Stock Award Certificate for Directors if the Director remains continuously a Director of the Corporation until the respective vesting dates.

4.Change in Control. Notwithstanding the vesting provision contained in Section 3 above, but subject to the other terms and conditions set forth herein, upon the occurrence of a Change in Control (as defined in the Plan) prior to any termination of the Director’s service on the Board, the Director shall become immediately and unconditionally vested in all of the Shares, and the restrictions with respect to all of the Shares shall lapse.

5.Early Vesting; Forfeiture.

a)If the Director’s service on the Corporation’s Board ceases for any of the following reasons:
(i)Disability;
(ii)Death;

(iii)Retirement from the Board at the first Annual Shareholder meeting following the Director’s 72nd birthday; or
(iv)Resignation from the Board at the end of a term prior to a Director’s 72nd birthday, with appropriate prior notice, and subject to the approval of the Compensation and Human Capital Management Committee (formerly known as the “Compensation Committee” and hereinafter, the “Compensation Committee”) in its sole discretion, and such service ends prior to the vesting of the Shares pursuant to Section 3 or 4 hereof, then the Director (or the Director’s legal representatives, beneficiaries or heirs, as the case may be,) shall become immediately vested, as of the date of such disability, death, retirement or action by the Compensation Committee following the resignation of the Director, in all of the unvested Shares, and the restrictions with respect to all of such Shares shall lapse.

    No transfer by will or the applicable laws of descent and distribution of any Shares which vest by reason of the Director’s death shall be effective to bind the Corporation unless the Committee shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

b)If the Director’s service on the Corporation’s Board ceases for reasons other than disability, death, retirement or resignation as set forth in Section 1(a)(iv) above prior to the vesting of the Shares pursuant to Section 3 or 4 hereof, the Director’s rights to all of the unvested Shares shall be immediately and irrevocably forfeited, including the right to vote such Shares and the right to receive cash dividends.

6.Restriction on Transfer. Until the Shares vest pursuant to Section 3, 4 or 5(a) hereof, none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Shares.

7.Issuance.

a)The Corporation shall cause to be issued uncertificated book-entry shares, registered in the Director’s name, representing the Shares. These Shares shall be recorded by the Corporation or its transfer agents or registrars, and shall be delivered to the Director through electronic delivery to a brokerage account. These Shares shall be held as restricted Shares until the vesting dates and be held subject to an appropriate stop-transfer order in accordance with the restrictions against transfer as contained in the Plan and this Agreement.

b)The Corporation may, in its sole discretion, decide to deliver any documents related to the Shares by electronic means or request the Director’s consent to participate in the Plan by electronic means. The Director hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation.

8.Distributions and Adjustments.

a)If any Shares vest in the Director subsequent to any change in the number or character of the Shares of the Corporation (through recapitalization, stock split, stock dividend,

reorganization, merger, consolidation or otherwise), the Director shall then receive upon such vesting the number and type of securities or other consideration which the Director would have received if such Shares had vested prior to the event changing the number or character of the outstanding Shares.

b)Any additional Shares of the Corporation, any other securities of the Corporation and any other property (except for cash dividends or other cash distributions) distributed with respect to the Shares prior to the date or dates the Shares vest shall be subject to the same restrictions, terms and conditions as the Shares to which they relate and shall be promptly deposited with the Secretary of the Corporation or a custodian designated by the Secretary.

c)Any cash dividends or other cash distributions payable with respect to the Shares shall be distributed to the Director at the same time cash dividends or other cash distributions are distributed to shareholders of the Corporation generally.

9.Income Tax Matters. The Director acknowledges that the Director will consult with the Director’s personal tax advisor regarding the income tax consequences of the grant of the Shares, or any other matters related to this Agreement. Income taxes will not be withheld in connection with the vesting of shares under this Agreement.

10.Miscellaneous.

a)The Corporation shall not be required to release or deliver any Shares until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Corporation to be applicable are satisfied.

b)If any of the Shares covered by this Agreement are not registered under the Securities Act of 1933 at the time of their issuance hereunder, the Director represents and agrees that all such Shares under this grant will be acquired for investment and not for resale.

c)This grant of Shares is granted pursuant to the Plan and is subject to all the terms and conditions contained therein. A copy of the Plan is available to the Director upon request.

d)This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

e)Headings in this Agreement are for convenience of reference only and shall not be deemed in any way to be material or relevant to the construction or interpretation of this Agreement or any provision hereof.

f)THIS RESTRICTED STOCK AWARD AGREEMENT FOR DIRECTORS IS ATTACHED TO AND MADE A PART OF A RESTRICTED STOCK AWARD CERTIFICATE FOR DIRECTORS AND SHALL HAVE NO FORCE OR EFFECT UNLESS SUCH RESTRICTED STOCK AWARD CERTIFICATE FOR DIRECTORS IS DULY EXECUTED AND DELIVERED BY THE CORPORATION AND THE DIRECTOR.

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OTTER TAIL CORPORATION
2023 STOCK INCENTIVE PLAN
2023 RESTRICTED STOCK AWARD CERTIFICATE
FOR DIRECTORS

    This certifies the award of restricted stock as specified below which has been granted under the Otter Tail Corporation 2023 Stock Incentive Plan (the “Plan”), the terms and conditions of which are incorporated by reference herein and made a part hereof. In addition, the award shown in this Certificate is nontransferable and is subject to the terms and conditions set forth in the attached 2023 Restricted Stock Award Agreement for Directors of which this Certificate is a part.
    [Name and address of recipient]

You have been granted the following Award:
        Grant Type:         Restricted Stock
        Number of Shares:         _____________
        Grant Date:         April 17, 2023

Vesting Schedule:
Date	Number of Restricted Stock Vested
April 8, 2024	_________________
April 8, 2025	_________________
April 8, 2026	_________________

    By the Corporation’s and your signature below, it is agreed that this award of restricted stock is governed by the terms and conditions of the 2023 Restricted Stock Award Agreement for Directors, a copy of which is attached and made a part of this document, and the Corporation’s 2023 Stock Incentive Plan, a copy of which is enclosed.

                         OTTER TAIL CORPORATION

                        By: ______________________________________
                          Charles S. MacFarlane
                         Its: President and CEO

                         ______________________________________

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